Exhibit 10.29

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated October 14, 2021, is entered into by and between ZUMIEZ INC., a Washington corporation (“Parent”), ZUMIEZ SERVICES INC., a Washington corporation (together with Parent, each individually and collectively, as the context requires, “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated December 7, 2018, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1(a) is hereby deleted in its entirety and the following substituted therefor:

“(a)    Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower (the “Line of Credit”) from time to time up to and including December 1, 2024, not to exceed at any time the aggregate principal amount of (i) from October 14, 2021 through December 1, 2023, Twenty-five Million Dollars ($25,000,000.00) and (ii) thereafter, Thirty-five Million Dollars ($35,000,000.00), the proceeds of which shall be used to finance Borrower’s working capital requirements and for other lawful corporate purposes. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of October 14, 2021, as amended, restated or otherwise modified from time to time (“Line of Credit Note”), all terms of which are incorporated herein by this reference. Notwithstanding the foregoing, Borrower shall maintain a zero balance on advances under the Line of Credit for a period of at least thirty (30) consecutive days during each March and April.”

2.    The definition of “Springing Event” set forth in Section 5.2 is hereby amended and restated in its entirety to read as following:

“‘Springing Event’ means that as of the last day of any fiscal quarter of Parent, Parent and its consolidated subsidiaries have less than $70,000,000 of cash and cash equivalents (including, without limitation, Permitted Investments described in clauses (b) – (g) of Section 5.6) as listed on Parent’s balance sheet as included within Parent’s 10-Q (or in the case of the last fiscal quarter of any fiscal year of Parent, Parent’s 10-K) as filed with the Securities and Exchange Commission;”

3.    Section 5.6 is hereby deleted in its entirety and the following substituted therefor:

“SECTION 5.6. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to, or investments, in any person or entity, except for Permitted Investments. “Permitted Investments” means each of the following:

(a)    Investments made in accordance with Parent’s Investment Policy as adopted by the board of directors of Parent, as such policy may be modified from time to time, with notice of such modifications provided to Bank within a reasonable time thereafter;

(b)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(c)    commercial paper issued by any entity organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition, and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(e)    fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(f)    investments, classified in accordance with generally accepted accounting principles as current assets of the Loan Parties and their subsidiaries, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (b) through (e) above;

(g)    corporate securities issued by any entity organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of the most recent fiscal quarter-end;

(h)    (i) Investments by any Loan Party and any of its subsidiaries in their respective subsidiaries outstanding on the date of this Agreement, (ii) additional investments by any Loan Party and its subsidiaries in Loan Parties, (iii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, (iv) additional investments by Subsidiaries of the Loan Parties that are not Loan Parties in other subsidiaries that are not Loan Parties, and (v) additional Investments by Borrower in its subsidiaries without limitation if (A) no Springing Event has occurred or is continuing or (B) the principal amount of extension of credit under this Agreement (including loans, undrawn letters of credit and unreimbursed drawings thereon) do not exceed more than 70%, and otherwise in an aggregate amount not to exceed $5,000,000 after the date of this Agreement;

(i)    investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(j)    guarantees permitted by Section 5.5;

(k)    as long as no Event of Default exists or would arise from the making of such investment, investments by Borrower in swap contracts and hedging agreements entered into in the ordinary course of business and for bona fide business (and not speculative purposes) to protect against fluctuations in interest rates and foreign currency exchanges rates;

(l)    investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(m)    advances to officers, directors and employees of Borrower and their respective subsidiaries in the ordinary course of business in an amount not to exceed $100,000 in the aggregate at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(n)    investments constituting Permitted Acquisitions;

(o)    capital contributions and loans made by Borrower to a Loan Party in an aggregate amount not to exceed $5,000,000;

(p)    Reserved; and

(q)    other loans, advances and investments not otherwise specifically described herein and not exceeding $5,000,000 at any time outstanding as long as no Event of Default exists or would arise from the making of such investment.”

4.    The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record. Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank’s satisfaction.

(a)    Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank’s counsel.

(b)    Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

(i)	This Amendment and each promissory note or other instrument or document required hereby.

(ii)	Guarantors’ Consent and Reaffirmation attached hereto.

(iii)	Amended and Restated Line of Credit Note.

(iv)	Such other documents as Bank may require under any other Section of this Amendment.

(c)    Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.

5.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

6.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

7.    Borrower hereby covenants that Borrower shall provide to Bank from time to time such other information as Bank may request for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to Bank that all information provided from time to time by Borrower or any Third Party Obligor to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Credit Agreement.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be effective as of the effective date set forth herein.

ZUMIEZ SERVICES INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:		By:
Name:	Chris K. Visser	Name:	Heather R. Ray
Title:	Secretary	Title:	Vice President

ZUMIEZ INC.

By:
Name:	Christopher C. Work
Title:	CFO

ZUMIEZ – FIRST AMENDMENT TO CREDIT AGREEMENT – SIGNATURE PAGE

GUARANTORS’ CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of all indebtedness of ZUMIEZ INC. and ZUMIEZ SERVICES INC. to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its respective Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective Continuing Guaranty; and (iv) reaffirms that its obligations under its respective Continuing Guaranty are separate and distinct from the obligations of any other party under said Amendment and the other Loan Documents described therein.

GUARANTORS:

ZUMIEZ PUERTO RICO LLC

By: Zumiez Inc., its sole member and manager

By:
Name:
Title:

ZUMIEZ NEVADA, LLC

By:
Name:
Title:	Manager

ZUMIEZ INTERNATIONAL, LLC

By:
Name:
Title:	Manager

ZUMIEZ DISTRIBUTION LLC

By: Zumiez Inc., its sole member and manager

By:
Name:
Title:

ZIC, LLC

By:
Name:
Title:	Manager

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

ZUMIEZ – FIRST AMENDMENT TO CREDIT AGREEMENT – GUARANTORS’ CONSENT SIGNATURE PAGE

ZIC II, LLC

By:
Name:
Title:	Manager

ZUMIEZ – FIRST AMENDMENT TO CREDIT AGREEMENT – GUARANTORS’ CONSENT SIGNATURE PAGE